UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
OF SMALL BUSINESS ISSUERS UNDER

Section 12(b) or (g) of the Securities Exchange Act of 1934

Barclay Road, Inc.
(Name of Small Business Issuer in its charter)

Wyoming	20-5571215
(State or other jurisdiction of incorporation)	(I.R.S. Employer ID No.)

2348 CHEMIN LUCERNE Suite 253 Mont Royal, Quebec CA H3R2J8
(Address of principal executive offices)

514-807-5245
(Issuer's telephone number)

Securities to be registered under Section 12(b) of the Act:
None

Securities to be registered under Section 12(g) of the Act:
Common Stock, no par value

PART I

Item 1. DESCRIPTION OF BUSINESS

History

Barclay Road, Inc., ("we,""us," "our," "BARCLAY ROAD," "BCYR," the "Company"), was incorporated under the laws of the State of Wyoming on September 18, 2006.

The company is made up of a merger between the legendary publishing company Lifetime Books (a Florida corporation) and Barclay Road, Inc with Barclay Road, Inc. as the surviving corporation. It will run the www.barclayroad.com company site and the publishing company, which has assets that include nearly 1500 books from hundreds of authors. The company will move into the digital world with its works as well as making these tools available to other publishers. Barclay Road will also look towards publishing periodicals, magazines and newsletters.

On November 2, 2006, Lifetime Books, Inc. filed a merger statement with the State of Wyoming, which duly accepted the merger. The merger included all assets of Lifetime Books, Inc.

Business Overview

Barclay Road, Inc. engages in publishing and selling books, newsletters and magazines. All published products will bear the name and logo of our imprint, Lifetime Books.

BARCLAY ROAD was established to take full advantage of the business opportunities around the Internet revolution and the convergence of the Internet. We are in the early stages of development for this project, but a beta website is currently in place now.

Lifetime Books is a publishing imprint with more than 1500 titles and was established in 1943. A true bricks and mortar company, Lifetime Books purchases or licenses manuscripts from an author or from other publishers, and then prints and sells them through bookstores such as Barnes and Noble and Amazon.com.

Barclay Road will bring the company and its books through the full convergence of software and the Internet by making these books available as CD Rom titles, e-Books, Ipod books, etc.

Other revenue streams including licensing foreign rights of our books as well as movie and TV rights. Foreign rights are expected to be a great income source for us since many of our titles and authors are highly sought after.

To this end, Barclay Road will also add the dimension of streaming the movies and books over the Internet.

Imagine a world in which watching television was fully interactive, where every home was equipped with Internet access combined with the benefits of television viewing. At Barclay Road, Inc. we have available, public domain software that makes this dream a reality. Microsoft hasvideo streaming software, which creates a TV viewing experience where broadcasting information is provided along with your regular television programming. You can not only watch your favorite show, but also get in depth articles and links to related sites and chat with other people watching the same program. You will also have access to television programs from around the world, something your cable company cannot provide. Also, imagine being able to click on specific products on your monitor that will take you directly to a page where you can purchase that product without missing a minute of your show.

More and more media companies are looking to the Web and television to complement each other, unveiling special online perks and promotions that are aimed at bolstering TV viewer ship along with drawing new eyeballs to the Web. The Internet is fast moving from its text-based origins beyond graphic enhancements and into streaming audio and video services. The growing interactivity of computers and televisions, in combination with the development of the Internet and higher bandwidth connections, is setting the stage for impressive growth in the Internet broadcasting markets.

The Internet, Telephone, TV, Cable and radio are all becoming ONE. The idea is that you will need just one box of machinery, which will be your computer of course, and you use this computer to watch TV, listen to your favorite radio station, call your friends or family on it and do pretty much everything on it!

In 1985 it took six fibers in a fiber-optic line to carry a single TV broadcast of a football game. Today one fiber can handle 700 broadcasts. Over the next three years new data communications networks with astounding capabilities will be turned on. Four companies- Qwest, Level 3, ITXC and Williams Communications - are building the equivalent of 80 AT&T's in the USA. These Networks would be able to carry Internet, Voice or TV traffic. People in the industry are calling this the "Bandwidth Explosion" and TV will become prevalent over the Internet. As bandwidth increases over the next few years, rich media will, no doubt, become an indispensable ingredient in e-business.

Taking into consideration the above-mentioned premises, BARCLAY ROAD has decided to launch a two-prong plan: First an Internet based Television portal called BARCLAY ROAD. This site is geared toward the increasing convergence of the Internet and Television, using the latest advances in Information Technology and the Internet. Second, sell and license the systems, which will allow other publishers to become like the broadcasters to enter the Internet market.

We believe that the Internet offers tremendous opportunities, especially to early entrants that are able to establish brand name, content, recognition and quality services.

MAIN OBJECTIVES

The main objective is to become the premier publisher of "new wave" publishing as we have outlined previously. To promote and market the BARCLAY ROAD brand name as a substitute or as a redundant service for the publishing and broadcasting industry. To become established as the catalyst for defining the convergence of the Internet and Television, to take full advantage of the Internet and the Digital Economy revolution.

To develop and launch the most comprehensive, completely interactive and customizable publishing and television-related website as a backbone of our primary services and to promote andlicense the Barclay Road books, services and products.

The Employees

The Company currently has no full-time employees and no part-time employees, and it is not expected that there will be any significant changes in the number of employees during the next 12 months, or at least until the company raises sufficient funds to hire and equip staff.

The Products

We are considered a general consumer, boutique publishing company. Each book is focused on specific topics; these range from sales and motivationto hobby and how to books. The whole concept for the company is to provide the readers with a comprehensive view of basic and general reading materials, marketing theories and applications through real examples. The target readers for the company range from children to adult.

Based on the market position of each book, the marketing team identifies the sort of potential clients that are interested in them and offers them direct to the public and through all traditional book retailers.

Production Facilities and Equipment

The Company does not own any property in the USA or in other countries. A friend of the company at no cost has given us office space until we are able to raise capital at which time we will secure appropriate office space. All production will be done through contract printing, binding and production.

Distribution Channels

We are distributed, worldwide by Ingram Books and Baker-Taylor books. We will also sell direct to book retailers as well as Amazon.com.

In addition, the management has taken the bundle pricing approach to increase its readership for newly developed books.

Competition

Both local and overseas publishers are in our space, but our very strong catalog will certainly put us head and shoulders above the rest.

Intellectual Property

The Company believes that its business is dependent in part on our ability to establish and maintain the copyright of the contents and the trademark titles of the products we publish. To this end, we have registered with www.copyright.comto both show our ownership of our books as well as making subsidiary rights available.

Research and Development

The Company currently does not engage in any research and development activities.

Business Development and Acquisition

Government Regulation

The publishing industry is an unregulated concern.

Item 2. MANAGEMENT'S DISCUSSION ANDANALYSIS OR PLAN OF OPERATION

Certain statements in this prospectus, which are not statements of historical fact, are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements, which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factorsincluding those described in this prospectus under the heading "Risk Factors" beginning on page 5. These and other factors may cause our actual results to differ materially from any forward- looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Cash and Cash Equivalents. For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand anddemand deposits held by banks.

Trade Accounts Receivable. Trade accounts include an adjustment for those accounts that are uncollectible. An account is considered to be uncollectible when the payment of the account becomes questionable.

Revenue Recognition. In general, our Company recognizes revenue when persuasive evidence of an arrangement exists; delivery has occurred according to the sale terms, the seller's price to the buyer is fixed or determinable; and collectibility is reasonably assured.

Foreign Currency and Comprehensive Income. The financial statements are presented in United States (US) dollars.

Estimates. Actual results could differ from the estimates made in the financial statements.

Results of Operations

The company currently is notgenerating income or expenses.

Plan of Operation

The Company's plan of operations for the twelve months following the date of this report is to seek to strengthen the Company's market position by beginning to publish new magazine titles, and to seek to increase its advertising revenues from Sales and Marketing magazine through marketing and promotion activities.

The new publication titles the Company is planning to develop are yet to be determined. We are looking at one title to be published in 2008.

The Company does not anticipate any other significant financial commitments and/or financial changes in the next 12 months.

Liquidity and Capital Resources

As of December 31, 2006, the company has an asset balance of $6,018. The Company is expected to generate continuous profits and has no bank borrowing outstanding. Due to the nature of the Company's business, it does not require substantial amounts of plant and equipment. As a result, it has no plans to acquire or to sell any substantial amount of assets in the next 12 months.

The Company's current cash on hand and continuing revenue from operations is sufficient to maintain operations at their current levels. However, in order to expand operations, management believes it will be necessary for the Company to raise additional capital either through sale of equity securities or through debt financing. Management intends to apply the net proceeds from this offering toward implementation of its expansion plans. Full implementation of the current expansion plans will require approximately $2,500,000 in additional capital.

Inflation

The Company's results of operations have not been affected by inflation and management does not expect that inflation risk would cause material impact on its operations in the future.

Currency Fluctuations

Currency fluctuation is not a concern.

Risk Factors

Dependence on Demand for Advertising

A substantial portion of the Company's revenue is derived from the sales of books. In the event of a future general economic downturn or a recession in the USA, the Company's book buyers may reduce their purchases. Any material decline in the demand for books would have a material adverse effect on the Company's business, financial condition and results of operations.

Competition

The publishing company faces competition from a number of other publishers. Both local and overseas publishers issue books related to our fields of genre, some of which may have substantially greater financial resources than the Company that may enhance their ability to compete in the publication of sales and marketing periodicals. In addition, the Company faces broad competition for audiences and advertising revenue from othermedia companies that produce magazines, newspapers and online content. Overall competitive factors include product positioning, editorial quality, circulation, and price and customer service. Competition for advertising dollars is primarily based on advertising rates, the nature and scope of readership, reader response to advertisers' products and services and the effectiveness of the sales team. If the Company is unable to compete successfully for advertisers and readers, the Company's business, financialcondition and results of operations could be adversely affected.

Effect of Increases in Paper and Postage Costs

Paper for the books we publish is a significant expense. Paper prices can be very volatile. Unexpected or significant increases in paper prices may have an adverse effect on the Company's future results of operations. No assurance can be given that the Company can recoup paper cost increases by passing them through to its advertisers and readers and, accordingly, such cost increases could have a material adverse effect on the Company's results of operations.

New Product Risks

The Company's success has depended largely on its ability to monitor the sales and marketing community in the USA and market trends, and to adapt the publishing industry and services to meeting the evolving information needs of existing and emerging target audiences. The Company's future success will depend in part on its ability to continue offering new publications and services that successfully gain market acceptanceby addressing the needs of specific audience groups within the Company's target markets. The process of internally researching and developing, launching, gaining acceptance and establishing profitability for a new publication or service, is inherently risky and costly. New publications typically require several years and significant investment to achieve profitability. There can be no assurance that the Company's efforts to introduce new or assimilate acquired publications or services will be successful or profitable. Costs related to the development of new publications are expensed as incurred and, accordingly, the number may adversely affect the Company's profitability from year to year and timing of new product launches.

The Company is Dependent on Key Personnel

The Company is dependent on the chief editor of the company. A chief editor has been identified but not yet hired. Barb Leonard is an accomplished writer and artist. She has a degree in English from York University Double Major Psych and English 1987. The success of the company is heavily dependent on her continued involvement with the Company. The company also has resources with the CEO Herbert L. Becker who is both an accomplished author and businessman.

Item 3. DESCRIPTION OF PROPERTY

The Company does not own any real property.

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, the stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrants or other rights to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Herbert L. Becker	200,000,000	47.23%
2348 Chemin Lucerne, Suite 253
Town of Mon Royal, Quebec Canada

All officers and directors as a group (1 in number)	200,000,000	47.23%

Item 5. DIRECTORS AND EXECUTIVE OFFICERS,PROMOTERS AND CONTROL PERSONS

The directors and executive officers currently serving the Company are as follows:

Herbert L. Becker is the only officer and director at this time.

Name	Age	Position
Herbert L. Becker	51	President, Chief Executive Officer and Director

Biographical Information

Herbert Lawrence Becker, Director, President and Treasurer
Address: 2348 Chemin Lucerne, Suite 253 Mont Royal, Quebec, CA

Employment History

2005-2006 - Magicweb, Inc.
Responsibilities - President and Treasurer

2004-2005-HEE Corporation -CEO and Chairman of the Board
Responsibilities - Executive management

2003-2004 - La Curacao - Director
Responsibilities - Executive management/merchandising

2002-2003 - Global Services - CFO/COO
Responsibilities - Executive management - finance and investment
Who's Who of the World, United States, Canada, Entertainment and Business

Item 6. EXECUTIVE COMPENSATION

No officers or directors of the Company received cash compensation for services to the Company from the date of inception through December 31, 2006. Although there is no current compensation plan, it is possible that, as the Company's business develops, it may adopt a plan to pay its directors and/or officers' compensation for services rendered to implement its business plan. The Company's directors and officers are not currently subject to any service or employment contract with the Company. The Company has no stock option plan, retirement scheme, incentive programs, pension or profit sharing programs for the benefit of our director and officers; however, the board of directors may adopt one or more of these programs in the future.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Item 8. DESCRIPTION OF SECURITIES

Theauthorized capital stock of the Company is unlimited at no par value. As of November 22, 2006 422,500,000 common shares were issued and outstanding. No other class of securities is authorized, issued or outstanding.

PART II

Item 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the pink sheets under the symbol BCYR. Trading in our common stockhas been limited and sporadic.

Dividends

We presently intend to retain future earnings, if any, to provide funds for use in the operation and expansion of our business. Accordingly, we have not declared or paid any dividends to our common shareholders and do not presently intend to do so. Any future decision whether to pay dividends will depend on our financial condition and any other factors that our Board of Directors deem relevant.

Item 2. LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

Item 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On October 31, 2006, we retained Charles G. Neuhaus, CA as our initial independent auditors.

Item 4. RECENT SALES OF UNREGISTERED SECURITIES

None.

Item 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The articles of incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, our bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees, or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under Wyoming Corporate Law, and may indemnify such personsto such further extent as permitted by law.

PART F/S

The following financial statementsare included herewith: Audited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wiener, Goodman &Company, P.C.
Certified Public Accountants & Consultants

Memberships
SEC Practice Section of AICPA
PCPS of AICPA
American Institute of CPA
New Jersey Society of CPA

Board of Directors, Barclay Road, Inc.
Ville Mont-Royal, QC Canada

We have audited the accompanying balance sheet of Barclay Road, Inc. (a development stage company) at December 31, 2006 and the related statement of operations, stockholders' deficiency and cash flows for the period October 20, 2006 (date of formation) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barclay Road, Inc. at December 31, 2006 and the results of operations, and cash flows for the period October 20, 2006 (date of formation) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weiner, Goodman & Company, P.C.

Eatontown, NJ 07724
March 6, 2007

Ten Industrial Way East, Suite 2, Eatontown, NJ 07724
(732) 544-8111 Fax (732) 544-8788
E-mail: tax@wgpc.net

BARCLAY ROAD, INC.
(A Development Stage Company)
BALANCE SHEET

December 31, 2006

ASSETS

Current Assets
Cash	$4,598

Property and equipment - net	1,420

TOTAL ASSETS	$6,018

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Loan from stockholder	$30,193
Accrued expenses	5,251
Total Current Liabilities	35,444

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, no par value authorized - unlimited - none outstanding	-
Common stock no par value - authorized unlimited - 422,450,000 outstanding	-
Paid in capital	231,195
Deficit accumulated during development stage	(260,621)
Total Stockholders' Deficiency	(29,426)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$6,018

See notes to financial statements.

BARCLAY ROAD, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

October 20, 2006
(Date of formation)
through
December 31, 2006

Revenues	$-

Cost and expenses:
General and administrative expenses	29,174
Impairment loss	231,195
(260,369)

Loss from operations	(260,369)
Interest expense	(252)

Loss before provision for income taxes	(260,621)

Provision for income taxes	-

Net loss	$(260,621)

Loss per share - basic and diluted	$-

Weighted average number of common shares outstanding - basic and diluted	422,450,000

See notes to financial statements.

BARCLAY ROAD, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

		Common Stock		Preferred Stock
	Total	Number of Shares	Amount	Number of Shares	Amount	Additional Paid in Capital	Cumulative Other Comprehensive Loss	Deficit Accumulated During Development Stage

Beginning balance, October 20, 2006	$231,195	422,450,000	$--	--	$--	$231,195	$--	$--

Net (loss)	(260,621)		--	--	--		--	(260,621)

Balance at December 31, 2006	$(29,426)	422,450,000	$--	--	$--	$231,195	$--	$(260,621)

See notes to financial statements.

BARCLAY ROAD, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

October 20, 2006
(Date of formation)
through
December 31, 2006

Cash flows from operating activities:
Net loss	$(260,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	284
Impairment loss	231,195
Changes in operating assets and liabilities:	-
Increase in accrued expenses and accounts payable	5,251
Net Cash Used in Operating Activities	(23,891)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,704)

Cash flows from financing activities:
Loan from stockholder	30,193

Net Increase in cash	4,598

Cash - beginning of period	-

Cash - end of period	$4,598

Supplementary Information
Cash paid during the year for:
Interest	$-
Income taxes	$-

See notes to financial statements.

BARCLAY ROAD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Barclay Road, Inc. (“Barclay Road” or the “Company”) was incorporated on October 20, 2006 pursuant to the laws of Wyoming.

The Company is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting for Development Stage Companies, issued by the Financial Accounting Standards Board (the “FASB”). Planned principal activities have not yet produced significant revenues, as the Company has been engaged primarily in software development. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing and to develop and market its product.

Basis of Presentation

On November 2, 2006, the Company entered into a plan of merger with Lifetime Books, Inc. (“Lifetime Books”). In connection with the plan of merger, the Company acquired the assets and assumed the liabilities of Lifetime Books. For accounting purposes, the plan of merger has been treated as a recapitalization of Lifetime Books (subsidiary) as the acquirer. The financial statements prior to November 2, 2006 are those of Lifetime Books.

As provided for in the plan of merger, the stockholders at Lifetime Books received 422,450,000 of Barclay Road common stock, representing 100% of the outstanding stock after the merger, in exchange for the outstanding common shares of Lifetime Books common stock, which was accounted for as a reverse acquisition. The financial statements reflect the retroactive restatement of Lifetime Books’ historical stockholders’ equity to reflect the equivalent number of shares of common stock issued in the plan of merger.

The merger of Lifetime Books was reported as a purchase with no goodwill, with book values considered to be fair value.

Going Concern

The Company’s financial statements for the period October 20, 2006 (Date of Formation) through December 31, 2006, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. Management recognizes that the Company’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as the Company continues to incur losses.

The Company’s business is subject to most of the risks inherent in the establishment of a new business enterprise. The likelihood of success of the Company must be considered in light of the expenses, difficulties, delays and unanticipated challenges encountered in connection with the formation of a new business, raising operating and development capital, and the marketing of a new product. There is no assurance the Company will ultimately achieve a profitable level of operations.

The Company presently does not have sufficient liquid assets to finance its anticipated funding needs and obligations. The Company’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and achieve a level of sales adequate to support its cost structure. Management is actively seeking additional capital to ensure the continuation of its activities. However, there is no assurance that additional capital will be obtained or that the Company will be profitable. These uncertainties raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.

Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States. At times, such deposits could be in excess of insured limits. Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

BARCLAY ROAD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006
(continued)

Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding during the specified period. Diluted earnings (loss) per common share is computed by dividing net income by the weighed average number of common shares and potential common shares during the specified period. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Depreciation

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Income Taxes

Since the Company is in its development stage and has no income, no income tax benefit has been reflected on the financial statements.

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are certain expenses which have been deducted for financial reporting purposes which are not currently deductible for income tax purposes and future benefit of certain net operating loss carryforward. In recognition of the uncertainty regarding the ultimate amount of tax benefits to be deferred from the Company’s net operating loss carryforward, the Company has recorded a valuation allowance for the entire amount of the deferred assets.

Fair Value of Financial Instruments

For financial instruments including cash, accrued expenses and stockholder loans, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which enhances existing guidance for measuring assets and liabilities using fair value. This Standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that SFAS No. 157 will have a material impact on its financial statements.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes" ("FIN 48"). The interpretation requires a two step approach for recognizing and measuring tax benefits based on a recognition threshold of “more likely than not”. The FASB also requires explicit disclosures about uncertainties in tax positions including a detailed roll forward of tax benefits that do not qualify for financial statement recognition. The adoption of FIN 48 is effective for fiscal years beginning after December 15, 2006. While the Company’s analysis of the impact of this Interpretation is not yet complete, the Company does not anticipate it will have a material impact on the financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) The Fair Value Option for Financial Assets and Financial Liabilities, providing companies with an option to report selected financial assets and liabilities at fair value. The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The Standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of this Statement on its financial statements.

BARCLAY ROAD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006
(continued)

2.     OTHER ASSETS

On December 7, 1988, a judgment for $231,195 U.S. was issued to the benefit of Herbert L. Becker (a director and shareholder of the Company) against Lifetime Books. The shareholder took possession of all assets of Lifetime Books via a judgment lien certificate.

Lifetime Books is a publishing house with more than 1,500 titles. Lifetime Books purchases or licenses manuscripts from authors or from other publishers, and then prints and sells them through bookstores such as Barnes and Noble and Amazon.com.

As of December 31, 2006, the Company recorded an impairment loss of $231,195, writing down the value of the manuscripts to $-0-.

3.     PROPERTY AND EQUIPMENT

December 31, 2006
Equipment	$1,704
Less: Accumulated Depreciation	284
$1,420
Depreciation expense for the period October 20, 2006 (Date of Formation) through December 31, 2006, amounted to $284.

4.     LOAN FROM STOCKHOLDER

As of December 31, 2006, the loan from stockholder is due Herbert Becker, the Company’s Chief Executive Officer and Director, in the amount of $30,193. The loan bears interest at 5% and interest expense for the period October 20, 2006 (date of formation) through December 31, 2006 amounted to $252 and is included in accrued expenses. The loan is due on demand.

5.     STOCKHOLDERS’ EQUITY

The Company is authorized to issue unlimited no par value common stock. As of December 31, 2006, 422,450,000 common shares are outstanding. All the outstanding common stock is fully-paid and non-assessable.

PART III

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclay Road, Inc.

By: /s/ Herbert L. Becker
Herbert L. Becker
Chief Executive Officer